UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2019

CABOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5667	04-2271897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TWO SEAPORT LANE, SUITE 1300 BOSTON, MASSACHUSETTS		02210-2019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 345-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨  ☐

Item 2.06.	Material Impairments.

As described below under Item 8.01, on January 30, 2019, Cabot Corporation (“Cabot Parent”) entered into an agreement to sell the Cabot Specialty Fluids segment (the “Business”). Based on the carrying value of the Business as of December 31, 2018 and an estimate of the total cash proceeds from the sale, including customary closing adjustments, Cabot Parent estimates a non-cash impairment charge of approximately $25 million to be recorded in the second quarter of fiscal 2019 related to the assets held for sale of the Business.

Item 8.01.	Other Events.

On January 30, 2019, Cabot Parent, Cabot G.B. Limited (“Cabot UK” and together with Cabot Parent, “Cabot”), Sinomine Resource Group Co., Ltd. (“Sinomine Resource Group”), a company limited by shares domiciled in China, and Sinomine (Hong Kong) Rare Metals Resources Co., Limited , a limited liability company domiciled in Hong Kong (“Sinomine Hong Kong” and, together with Sinomine Resource Group, “Sinomine”) entered into a Stock Purchase Agreement (the “Agreement”). Pursuant to the terms of the Agreement and subject to the satisfaction or waiver of certain conditions set forth in the Agreement, Sinomine will acquire the Business from Cabot, through the acquisition of all of the issued and outstanding capital stock of Tantalum Mining Corporation of Canada Limited, Cabot Specialty Fluids, Inc. and Cabot Specialty Fluids Limited (the “Acquisition”).

Under the terms of the Agreement, Sinomine will acquire the Business on a cash-free and debt-free basis in a transaction valued at $135 million. The purchase price consists of $130 million to be paid at closing, subject to customary closing adjustments (including a customary working capital adjustment), and additional cash royalties of up to $5 million for lithium products, payable over a ten-year period.

The consummation of the Acquisition, which is expected to close in the second quarter of calendar year 2019, is subject to customary closing conditions, including, among other things, the receipt of certain regulatory approvals and notices with respect to the People’s Republic of China and Canada and the consent from the shareholders of Sinomine to the entry into the Agreement and the consummation of the transactions contemplated thereby.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2019	CABOT CORPORATION

	By	/s/ Erica McLaughlin
Senior Vice President and CFO